Exhibit 10.1

AMENDMENT NO. 2 AND REAFFIRMATION AGREEMENT

AMENDMENT NO. 2 AND REAFFIRMATION AGREEMENT, dated as of October 28, 2009 (this “Amendment”), to Credit Agreement (as amended, modified or supplemented prior to the date hereof, the “Credit Agreement”), dated as of March 7, 2008, between Anthracite Capital, Inc., as Borrower (the “Borrower”), and BlackRock Holdco 2, Inc., as Lender (the “Lender”).  All capitalized terms used but not defined herein shall have the same meanings herein as in the Credit Agreement.  The parties hereto hereby agree as follows:

PREAMBLE

This Amendment memorializes the Agreement between the Borrower and Lender on May 15, 2009 relating to the matters set forth in this Amendment.

ARTICLE I:  AMENDMENTS

Section 1.1.  Interest. Section 2.3(a) is hereby amended and restated in its entirety as set forth below.

“(a)           Loans.  The Loans shall bear interest on the unpaid principal amount thereof from the borrowing date thereof until payment in full thereof.  Interest shall be payable in arrears on (i) in the case of Loans based on LIBOR, the last day of each Interest Period, (ii) in the case of Loans based on the Prime Rate, on the last Business Day of each calendar quarter commencing on June 30, 2008, (iii) the date of each prepayment (on the principal amount prepaid), and (iv) the Final Maturity Date; provided, however, that, prior to the Final Maturity Date, any interest shall be payable only to the extent (x) such payments are made solely from cash flow of the Borrower’s investment in Carbon and (y) no default or event of default under any Senior Secured Facility (as defined in the Omnibus Amendment to Credit Agreement and Custodial and Payment Application Agreement entered into on May 15, 2009 (the “Omnibus Amendment”) by and among the Borrower and the other parties thereto) has occurred and is continuing.  All unpaid interest shall be payable on the Final Maturity Date.”

Section 1.2.  Unused Fees.  Section 2.12 is hereby amended and restated in its entirety as set forth below.

“Section 2.12.  Unused Fee.  Borrower shall pay to Lender a fee (the “Unused Fee”) of .15% per annum on the daily amount by which the Commitment exceeds the outstanding amount of the Loans.  The Unused Fee shall be payable in arrears on each June 30, September 30, December 31 and March 31, commencing June 30, 2008; provided, however, that, prior to the Final Maturity Date, no Unused Fee shall be payable so long as the Omnibus Amendment prohibits such payment.  All unpaid Unused Fees shall be payable on the Final Maturity Date.”

ARTICLE II:  EFFECTIVENESS

Section 2.1.  Effectiveness.  Notwithstanding anything contained herein to the contrary, this Amendment shall become effective upon Borrower’s execution and delivery to Lender of this Amendment and shall be deemed to have been effective as of May 15, 2009.

ARTICLE III:  REAFFIRMATION; REPRESENTATIONS AND WARRANTIES

Section 3.1.  General.  Borrower hereby ratifies, confirms and reaffirms in all respects all of its Obligations to Lender as evidenced by the Credit Documents and all of its Obligations to Lender arising under any other instrument or agreement creating, evidencing, or securing any of its obligations to Lender.

Section 3.2.  Representations and Warranties.  Borrower hereby represents and warrants to Lender that, after giving effect to this Amendment, (a) the representations and warranties set forth in the Credit Documents are true and correct in all material respects on and as of the date hereof, except to the extent such representations and warranties expressly relate to an earlier date, (b) no Default or Event of Default has occurred and is continuing, (c) this Amendment has been duly authorized, executed and delivered by Borrower and constitutes a legal, valid and binding obligation of Borrower, enforceable against Borrower in accordance with its terms, and (d) no litigation has been commenced against Borrower or any of its subsidiaries seeking to restrain or enjoin (whether temporarily, preliminarily or permanently) the performance of any action by Borrower required or contemplated by this Amendment, the Credit Agreement or the Credit Documents, in each case as amended hereby.

ARTICLE IV:  MISCELLANEOUS

Section 4.1.  No Waiver.  Except as otherwise provided herein, this Amendment shall not (a) constitute a modification, acceptance or waiver with respect to any other term, provision or condition of the Credit Agreement or any other instrument or agreement referred to therein, or (b) except as contemplated hereunder, prejudice any right or remedy that Lender may now have or may have in the future under or in connection with the Credit Agreement or any other instrument or agreement referred to therein and all obligations of Borrower and rights of Lender thereunder shall remain in full force and effect.

Section 4.2.  Amendment.  This Amendment is a Credit Document.

Section 4.3.  Successors and Assigns.  The provisions of this Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that Borrower may not assign or otherwise transfer any of its rights or Obligations hereunder and any attempted assignment or transfer by Borrower shall be null and void.

Section 4.4.  Governing Law.  This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

Section 4.5.  Headings.  Article and section headings are for convenience of reference only, are not part of this Amendment and shall not affect the construction of, or be taken into consideration in interpreting, this Amendment.

Section 4.6.   Counterparts.  This Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  Delivery of an executed counterpart of a signature page of this Amendment or of any other Credit Document by telecopy shall be effective as delivery of a manually executed counterpart of this Amendment or of such other Credit Document.

Section 4.7.  Severability.  The fact that any term or provision of this Amendment is held invalid, illegal or unenforceable as to any person in any situation in any jurisdiction shall not affect the validity, enforceability or legality of the remaining terms or provisions hereof or the validity, enforceability or legality of such offending term or provision in any other situation, or jurisdiction or as applied to any person.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

BORROWER:

ANTHRACITE CAPITAL, INC.

By:	/s/ Paul Horowitz
Name: Paul Horowitz
Title: Vice President

LENDER:

BLACKROCK HOLDCO 2, INC.

By:	/s/ Amy Engel
Name: Amy Engel
Title: Managing Director and Treasurer